Exhibit 99.1

BioCardia to Present CardiAMP Regulatory and Corporate Progress at
H.C. Wainwright 28th Annual Global Investment Conference

SUNNYVALE, Calif. – September 10, 2026 – BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced that Peter Altman, Ph.D., President and Chief Executive Officer, will present at the H.C. Wainwright 28th Annual Global Investment Conference. The conference will be held at the Lotte New York Palace Hotel in New York City, September 14-16, 2026.

Dr. Altman will provide an update on BioCardia’s progress advancing its CardiAMP® autologous cell therapy toward potential regulatory approval in Japan and the United States, the ongoing CardiAMP HF II pivotal trial, and the Company’s Helix™ transendocardial delivery and Heart3D™ fusion imaging platforms. He will also discuss the Company’s business development activities around its cell therapy and cardiac biotherapeutic delivery technologies.

Recent Business Highlights

CardiAMP Autologous Cell Therapy for Ischemic Heart Failure (BCDA-01)

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BioCardia is preparing a Shonin pre-market regulatory submission to Japan’s Pharmaceutical and Medical Device Agency (PMDA) for approval of CardiAMP Cell Therapy for ischemic heart failure, targeted for the fourth quarter of 2026. PMDA’s formal Consultation Record of Advice supports a regulatory submission based on the Company’s three completed clinical trials and noted that the positive outcomes observed in the clinical data were credible.

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In the United States, FDA meeting minutes received in June confirmed that the ongoing randomized, double-blind CardiAMP HF II pivotal trial may support Premarket Approval (PMA) of CardiAMP Cell Therapy for ischemic heart failure of reduced ejection fraction.

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CardiAMP HF II is actively enrolling in the United States. The confirmatory Phase III study is evaluating CardiAMP Cell Therapy in patients with ischemic heart failure and is designed to provide additional evidence supporting potential U.S. approval.

Helix Transendocardial Delivery Platform

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In August, BioCardia announced FDA confirmation of meeting minutes supporting a follow-on De Novo pre-submission for the Helix Transendocardial Delivery Catheter System. BioCardia intends to submit the follow-on pre-submission incorporating FDA advice during the third quarter of 2026.

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An independent FDA clearance of Helix has the potential to expand BioCardia’s opportunities to partner with developers of investigational cell, gene and protein therapeutics requiring targeted delivery to the heart.

Heart3D Fusion Imaging

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BioCardia is advancing its proprietary Heart3D Fusion Imaging platform with its partner CART-Tech, designed for procedure planning and real-time navigation during interventional cardiac procedures, toward a potential FDA 510(k) submission.

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The Company believes the combination of Helix targeted cardiac delivery and Heart3D image-guided navigation represents a differentiated technology platform with potential applications across a broad range of cardiac cell, gene and protein therapies.

H.C. Wainwright Conference Details

Dates: September 14-16, 2026

Location: Lotte New York Palace Hotel, New York City

Presenter: Peter Altman, Ph.D., President and Chief Executive Officer, BioCardia

BioCardia’s conference presentation has been prerecorded and is expected to be available to conference participants beginning Friday, September 11, 2026. BioCardia will not host a separate webcast in connection with the conference.

Investors interested in learning more about BioCardia may view the Company’s current corporate presentation on the investor section of the BioCardia website: www.biocardia.com

Dr. Altman and members of BioCardia management will also be available for one-on-one meetings with investors during the conference. Conference attendees may request meetings through the H.C. Wainwright conference portal or their H.C. Wainwright representative.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information, visit www.biocardia.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the timing and potential outcome of BioCardia’s regulatory submissions in Japan and the United States; the potential for the CardiAMP HF II trial to support Premarket Approval; submission for and subsequent market clearance of the Helix Transendocardial Delivery Catheter; development and regulatory clearance of Heart3D Fusion Imaging; business development and partnering opportunities; and the achievement of anticipated upcoming milestones.

These forward-looking statements are made as of the date of this press release. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release.

Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials and regulatory programs. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120